Exhibit 99.1

News Release	EPL Oil & Gas, Inc. 919 Milam Suite 1600 Houston, Tx 77002 (713) 228-0711

EPL Announces Results for the First Quarter of 2014

Houston, Texas, May 8, 2014…EPL Oil & Gas, Inc. (EPL or the Company) (NYSE:EPL) today reported financial and operational results for the first quarter of 2014.

Highlights

•	1Q14 EBITDAX at $89.4 million (see EBITDAX reconciliation in the tables)

•	1Q14 net income of $13.3 million ($0.34 per diluted share) and adjusted net income of $11.8 million ($0.30 per diluted share)

•	1Q14 production averaged 20,835 Barrels of oil equivalent per day (Boepd), which was above Company guidance

•	Oil dominated drilling program continues, with 14 projects completed this year to date (100% success rate)

Financial Results

For the first quarter of 2014, EBITDAX was $89.4 million and discretionary cash flow was $77.2 million, or $1.97 per diluted share (see reconciliation to GAAP of EBITDAX and discretionary cash flow in the tables). Cash flow from operating activities in the first quarter of 2014 was $62.9 million, compared to cash flow from operating activities of $78.2 million for the same period a year ago.

For the first quarter of 2014, revenues were $159.5 million compared to $182.3 million for first quarter 2013, mainly attributable to a 9% decrease in average selling prices for our oil and a 6% decrease in our oil production compared to the same period a year ago. During the first two months of the first quarter, EPL experienced significant weather related downtime, which negatively impacted the average oil production for the period. Despite this downtime, oil and gas production for the quarter were on the high end and above the Company’s guidance, respectively.

For the first quarter of 2014, net income was $13.3 million, or $0.34 per diluted share, compared to net income of $29.0 million, or $0.73 per diluted share for the first quarter of 2013. The net income for the first quarter of 2014 included $2.2 million of merger related expenses. These expenses resulted from the negotiation and implementation of the merger agreement announced on March 12, 2014 where Energy XXI (Bermuda) Limited (EXXI) will acquire EPL for total consideration of $2.3 billion, including the assumption of debt. Additionally, the first quarter included gains of $4.7 million, primarily attributable to non-cash gains on derivative instruments. Excluding the impact of these items, EPL’s first quarter 2014 adjusted net income, a non-GAAP measure, would have been $11.8 million, or $0.30 per diluted share.

Production and Price Realizations

Oil production for first quarter 2014 averaged 16,250 Barrels of oil per day (Bopd), which was on the high end of Company guidance. Natural gas production for first quarter 2014 averaged 27.5 million cubic feet (Mmcf) per day and was above Company’s guidance. Price realizations for first quarter 2014, all of which are stated before the impact of derivative instruments, averaged $103.18 per barrel for crude oil and $5.20 per Mcf of natural gas, compared to $111.94 per barrel of crude oil and $3.64 per Mcf of natural gas for the same period a year ago.

Operating Expenses

LOE for the first quarter of 2014 totaled $41.7 million, which was favorably below Company guidance. G&A expenses totaled $10.3 million, including $2.2 million of merger related expenses. G&A excluding merger-related expenses (a non-GAAP measure) would have totaled $8.1 million, which was favorably below Company guidance. Expenses for the quarter included non-cash stock based compensation of $2.4 million.

1Q14 Capital Expenditures and Current Operations

For the first quarter of 2014, costs incurred for development and exploration activities totaled approximately $132.7 million and $2.0 million on seismic purchases. During 2014 to date, the Company has completed 14 major operations, including 8 successful sidetracks and drillwells and 6 successful workovers and well reactivations, with an overall 100% success rate. The Company has continued its active drilling program from the first quarter of 2014, with 6 rigs currently working within its core field areas.

In addition, as previously announced, EPL was the high bidder on 21 shallow Gulf of Mexico (GOM) leases at the Central GOM Lease Sale 231 held during the first quarter of 2014. The 21 high bid lease blocks total $8.2 million and are located within EPL’s core areas of operations. The Company also spent approximately $15.0 million for plugging and abandonment and other decommissioning activities performed during first quarter.

Gary C. Hanna, the Company’s Chairman, President and CEO, stated, “The results for this past quarter were positive, with total production averaging above our guidance range and lease operating expenses favorably below our guidance range. As we anticipated, our drill program provided good production momentum as we exited the first quarter. Our oil production has ramped up significantly, with our current oil production running 18,500 Bopd, and total production on an equivalent basis at 23,000 Boepd.”

Liquidity and Capital Resources

As of March 31, 2014, the Company had unrestricted cash on hand of $4.4 million and restricted cash of $6.0 million. During January 2014, EPL completed its acquisition of the EI 258/259 field for $70.4 million, subject to customary adjustments to reflect the September 1, 2013 economic effective date. The acquisition was financed with borrowings under EPL’s senior credit facility. In January 2014, EPL’s lenders approved a $50 million increase in the Company’s borrowing base from $425 million to $475 million. The Company currently has $235 million available under its senior credit facility.

Conference Call Information

In light of the pending merger with EXXI, EPL has provided a pre-recorded call for today, May 8, 2014, available concurrent with the issuance of this press release. The call provides a review of the operational and financial results for the first quarter of 2014 and current operations. The call will be available for replay through midnight of May 22, 2014. To access the EPL pre-recorded call, callers in the United States and Canada can dial (855) 859-2056 or (800) 585-8367. For international callers the number is (404) 537-3406. The Conference I.D. for all callers to access the replay is 40370480.

Description of the Company

Founded in 1998, EPL is an independent oil and natural gas exploration and production company headquartered in Houston, Texas with an office in New Orleans, Louisiana. The Company’s operations are concentrated in the U.S. Gulf of Mexico shelf, focusing on the state and federal waters offshore Louisiana. For more information, please visit www.eplweb.com.

Investors/Media

T.J. Thom, Executive Vice President and Chief Financial Officer

713-228-0711

tthom@eplweb.com

Forward-Looking Statements

This press release may contain forward-looking information and statements regarding EPL. Any statements included in this press release that address activities, events or developments that EPL “expects,” “believes,” “plans,” “projects,” “estimates” or “anticipates” will or may occur in the future are forward-looking statements. We believe these judgments are reasonable, but actual results may differ materially due to a variety of important factors. Among other items, such factors might include: hurricane and other weather-related interference with business operations; the effects of delays in completion of, or shut-ins of, gas gathering systems, pipelines and processing facilities; stock market conditions; the trading price of EPL’s common stock; cash demands caused by planned and unplanned capital expenditures; changes in general economic conditions; uncertainties in reserve and production estimates, particularly with respect to internal estimates that are not prepared by independent reserve engineers; unanticipated recovery or production problems; changes in legislative and regulatory requirements concerning safety and the environment as they relate to operations and to abandonment of wells and production facilities; oil and natural gas prices and competition; the impact of derivative positions; production expenses and expense estimates; cash flow and cash flow estimates; future financial performance; drilling and operating risks; our ability to replace oil and gas reserves; risks and liabilities associated with properties acquired in acquisitions; integration of acquired assets; volatility in the financial and credit markets or in oil and natural gas prices; the potential impact of the pending merger with EXXI on retaining senior management and other employees; the potential impact on our operations of the restrictions contained in the EXXI merger agreement; any delays in the closing of the EXXI merger; the failure to obtain EXXI shareholder approval or EPL stockholder approval for the EXXI merger or any other failure of the EXXI merger to be consummated; and other matters that are discussed in EPL’s filings with the Securities and Exchange Commission. (http://www.sec.gov/)

Important Additional Information

This communication does not constitute an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication is being made in respect of the proposed merger transaction involving EPL and EXXI. The proposed merger will be submitted to the stockholders of EPL for their consideration. In connection therewith, EXXI has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a joint proxy statement of EXXI and EPL that also constitutes a prospectus of EXXI. EPL has mailed the joint proxy statement/prospectus to its stockholders. EXXI and EPL also plan to file other relevant documents with the SEC regarding the transaction. BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR

ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the joint proxy statement/prospectus, any amendments or supplements thereto and other documents containing important information about EPL, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EPL will be available free of charge on EPL’s website at www.eplweb.com under the heading “SEC Filings” within the “Financial Information” section in the “Investor Relations” portion of EPL’s website or by contacting EPL’s Investor Relations Department at (713) 228-0711. Copies of the documents filed with the SEC by EXXI will be available free of charge on EXXI’s website at www.energyxxi.com under the heading “SEC Filings” within the “Investor Relations” portion of EXXI’s website or by contacting EXXI’s Investor Relations Department at (713) 351-3006.

EXXI and EPL and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of EPL is set forth in its annual report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the SEC on February 28, 2014, as amended by Amendment No. 1 on Form 10-K/A, which was filed with the SEC on April 15, 2014, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Information about the directors and executive officers of EXXI is set forth in its proxy statement for its 2013 Annual General Meeting of Shareholders, which was filed with the SEC on October 7, 2013, its annual report on Form 10-K for the fiscal year ended June 30, 2013, which was filed with the SEC on August 21, 2013, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation of the stockholders of EPL and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

###	14-012

EPL OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Revenue:
Oil and natural gas	$158,470	180,984
Other	1,021	1,365

	159,491	182,349

Costs and expenses:
Lease operating	41,734	41,579
Transportation	900	650
Exploration expenditures and dry hole costs	4,941	1,933
Depreciation, depletion and amortization	45,645	46,522
Accretion of liability for asset retirement obligations	6,997	6,032
General and administrative	10,287	7,092
Taxes, other than on earnings	2,472	2,860
Other	(881)	2,989

Total costs and expenses	112,095	109,657

Income from operations	47,396	72,692
Other income (expense):
Interest income	10	10
Interest expense	(13,304)	(13,095)
Loss on derivative instruments	(13,142)	(13,951)

	(26,436)	(27,036)

Income before income taxes	20,960	45,656
Deferred income tax expense	(7,629)	(16,619)

Net income	$13,331	29,037

Net income, as reported	$13,331	29,037
Add back:
Change in fair value of derivative instruments	(3,746)	7,383
Merger-related general and administrative expenses	2,175	—
Dry hole costs	46	(87)
Impairments	61	42
Loss (gain) on abandonment activities	(910)	2,960
Deduct:
Income tax adjustment for above items	864	(3,748)

Adjusted Non-GAAP net income	$11,821	35,587

EBITDAX Reconciliation:
Net income, as reported	$13,331	29,037
Add back:
Income taxes	7,629	16,619
Net interest expense	13,294	13,085
Depreciation, depletion, amortization and accretion	52,642	52,554
Impairments	61	42
Exploration expenditures and dry hole costs	4,941	1,933
Loss (gain) on abandonment activities	(910)	2,960
Merger-related general and administrative expenses	2,175	—
Less impact of:
Change in fair value of derivative instruments	(3,746)	7,383

EBITDAX	$89,417	123,613

Weighted average dilutive common shares outstanding	39,233	39,204

EBITDAX is defined as net income (loss) before income taxes, net interest expense, depreciation, depletion, amortization and accretion, impairments, exploration expenditures and dry hole costs, loss on abandonment activities, amortization of weather derivative premium, merger-related general and administrative expenses and gain on sale of assets, and further deducts the unrealized gain or loss on our derivative instruments. We have reported EBITDAX because we believe EBITDAX is a measure commonly reported and widely used in our industry as an indicator of a company’s ability to internally fund exploration and development activities and incur and service debt. EBITDAX is not a calculation based on generally accepted accounting principles (GAAP) in the United States and should not be considered in isolation from or as a substitute for net income, as an indication of operating performance or cash flows from operating activities or as a measure of liquidity. Investors should carefully consider the specific items included in our computation of EBITDAX. Investors should be cautioned that EBITDAX as reported by us may not be comparable in all instances to EBITDAX as reported by other companies. In addition, EBITDAX does not represent funds available for discretionary use.

EPL OIL & GAS, INC.

CONSOLIDATED STATEMENTS OF NET CASH PROVIDED BY

OPERATING ACTIVITIES

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$13,331	29,037
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	45,645	46,522
Accretion of liability for asset retirement obligations	6,997	6,032
Change in fair value of derivative instruments	(3,746)	7,383
Non-cash compensation	2,425	1,612
Deferred income taxes	7,629	16,519
Amortization of deferred financing costs and discount on debt	1,408	1,318
Other	(802)	2,915
Changes in operating assets and liabilities:
Trade accounts receivable	(16,777)	(6,473)
Prepaid expenses	1,889	1,667
Other assets	724	210
Accounts payable and accrued expenses	19,264	(21,361)
Asset retirement obligation settlements	(15,047)	(7,139)

Net cash provided by operating activities	$62,940	78,242

Reconciliation of discretionary cash flow:
Net cash provided by operating activities	62,940	78,242
Changes in working capital	9,947	33,096
Non-cash exploration expenditures and impairments	(107)	45
Total exploration expenditures, dry hole costs and impairments	4,462	1,975

Discretionary cash flow	$77,242	113,358

The table above reconciles discretionary cash flow to net cash provided by or used in operating activities. Discretionary cash flow is defined as cash flow from operations before changes in working capital and exploration expenditures. Discretionary cash flow is widely accepted as a financial indicator of an oil and natural gas company’s ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary cash flow is presented based on management’s belief that this non-GAAP financial measure is useful information to investors because it is widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income. Investors should be cautioned that discretionary cash flow as reported by the Company may not be comparable in all instances to discretionary cash flow as reported by other companies.

EPL OIL & GAS, INC

SELECTED PRODUCTION, PRICING AND OPERATIONAL STATISTICS

(Unaudited)

	Three Months Ended
	March 31,
	2014	2013
PRODUCTION AND PRICING
Net Production (per day):
Crude Oil (Bbls)	15,258	16,691
Natural Gas Liquids (Bbls)	992	636

Oil (Bbls)	16,250	17,327
Natural gas (Mcf)	27,507	32,146
Total (Boe)	20,835	22,685
Average Sales Prices:
Crude Oil (per Bbl)	$103.18	111.94
Natural Gas Liquids (per Bbl)	43.82	40.17
Oil (per Bbl)	99.56	109.30
Natural gas (per Mcf)	5.20	3.64
Average (per Boe)	84.51	88.65
Oil and Natural Gas Revenues (in thousands):
Crude Oil	$141,694	168,148
Natural Gas Liquids	3,911	2,300

Oil	145,605	170,448
Natural gas	12,865	10,536

Total	158,470	180,984
Impact of derivative instruments settled during the period(1):
Oil (per Bbl)	$(11.27)	(4.27)
Natural gas (per Mcf)	(0.17)	0.03
OPERATIONAL STATISTICS
Average Costs (per Boe):
Lease operating expense	$22.26	20.37
Depreciation, depletion and amortization	24.34	22.79
Accretion expense	3.73	2.95
Taxes, other than on earnings	1.32	1.40
General and administrative	5.49	3.47

(1)	The derivative amounts represent the realized portion of gains or losses on derivative instruments settled during the period which are included in Other income (expense) in the consolidated statements of operations.

EPL OIL & GAS, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,448	$8,812
Trade accounts receivable—net	87,484	70,707
Fair value of commodity derivative instruments	55	501
Deferred tax asset	7,852	8,949
Prepaid expenses	4,979	6,868

Total current assets	104,818	95,837
Property and equipment	2,575,959	2,355,219
Less accumulated depreciation, depletion, amortization and impairments	(664,470)	(618,788)

Net property and equipment	1,911,489	1,736,431
Deposit for Nexen Acquisition	—	7,040
Restricted cash	6,023	6,023
Fair value of commodity derivative instruments	160	238
Deferred financing costs — net of accumulated amortization	9,513	10,106
Other assets	1,433	2,156

	$2,033,436	$1,857,831

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$86,658	$59,431
Accrued expenses	157,883	131,125
Asset retirement obligations	46,076	51,601
Fair value of commodity derivative instruments	26,177	29,636

Total current liabilities	316,794	271,793
Long-term debt	718,000	627,355
Asset retirement obligations	223,180	203,849
Deferred tax liabilities	129,344	122,812
Fair value of commodity derivative instruments	1,326	2,136
Other	821	673

	1,389,465	1,228,618
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share. Authorized 1,000,000 shares; no shares issued and outstanding at March 31, 2014 and December 31, 2013	—	—
Common stock, $0.001 par value per share. Authorized 75,000,000 shares; shares issued 41,118,523 and 40,970,137 at March 31, 2014 and December 31, 2013, respectively; shares outstanding 39,206,958 and 39,097,394 at March 31, 2014 and December 31, 2013, respectively	41	41
Additional paid-in capital	521,566	519,114
Treasury stock, at cost, 1,911,565 and 1,872,743 shares at March 31, 2014 and December 31, 2013, respectively	(32,182)	(31,157)
Retained earnings	154,546	141,215

Total stockholders’ equity	643,971	629,213

	$2,033,436	$1,857,831